Exhibit 99.1

Patterson Companies Reports Fiscal 2016 Second Quarter Operating Results

•	Sales from continuing operations totaled a record $1.4 billion, up 44 percent on a constant currency basis, including the impact of recently acquired Animal Health International, Inc.

•	Dental segment sales rose 3.1 percent on a constant currency basis.

•	Animal Health segment sales up 109 percent on a constant currency basis, with $414.0 million in sales, attributed to the company’s recent acquisition of Animal Health International, Inc.

•	Adjusted EPS from continuing operations[1] totaled $0.56, a 27 percent increase over prior year, which reflects an increase in health insurance claims of $3.2 million after-tax, or $0.03 per diluted share.

•	Company reaffirms adjusted earnings guidance for fiscal 2016 of $2.40 to $2.50 per share.

St. Paul, Minn. — November 24, 2015 — Patterson Companies, Inc. (Nasdaq: PDCO) today reported consolidated sales from continuing operations of $1.4 billion (see attached Sales Summary for further details) in its fiscal second quarter ended October 31, 2015, up 42 percent over the same period last year. Sales in this fiscal 2016 period include a full quarter of results from the recent Animal Health International, Inc. acquisition.

Adjusted net income from continuing operations1, which reflects adjustments to exclude certain non-recurring and deal amortization costs, was $55.3 million for the second quarter of fiscal 2016, representing a 26 percent gain over $43.8 million in the same quarter last year. Adjusted diluted earnings per share from continuing operations1 was $0.56 in the 2016 second quarter, representing a 27 percent year-over-year increase. The second quarter was affected by higher-than-anticipated healthcare claims and the impact of foreign currency. Reported net income from continuing operations was $42.6 million, or $0.43 per diluted share, compared to $41.9 million, or $0.42 per share, in last year’s fiscal second quarter.

“We are in the middle of a significant year for Patterson and continue to build momentum,” said Scott Anderson, chairman and chief executive officer. “We have transformed and repositioned our company in the markets we serve. Our Dental and Animal Health businesses have broadened product offerings and our employees are focused on exceptional customer service and support. We have positioned our company to capitalize on the compelling long-term demographic, technology and productivity trends in our markets.”

Patterson Dental

Sales for Patterson Dental, which represent approximately 43 percent of total sales, rose to $601.3 million, up 3.1 percent on a constant currency basis from the same quarter last year. On that same basis, year-over-year sales by category were as follows:

•	Consumable dental supplies improved 3.3 percent

•	Equipment sales, led by technology, rose 2.2 percent

•	Other services and products, primarily composed of technical service, parts and labor, software support services and office supplies, climbed 4.2 percent

Commented Anderson, “Again this quarter, we saw an encouraging rise in CEREC sales, especially among new users, and steady growth in the consumables category. Results from these two areas confirm our confidence in what we see as stable-to-steadily improving dynamics in the North American dental market.”

Patterson Animal Health

Sales for Patterson Animal Health, which comprises approximately 56 percent of the company’s total sales, more than doubled to $774.5 million. Sales from Animal Health International, Inc. added $414.0 million to the Animal Health segment during the quarter. Without the contribution from Animal Health International, and accounting for normalized changes in veterinary diagnostic manufacturer relationships, segment sales improved 3.2 percent on a constant currency basis, with U.S consumables rising 4.8 percent organically.

Anderson continued, “In our Animal Health business, we continued to integrate the Animal Health International, Inc. acquisition and we are pleased with the business integration process and synergies we are gaining. Moreover, our established U.S. companion animal business performed well, growing sales over 5 percent on a constant currency basis. We are confident in the strengthened scale and market position of our new animal health platform.”

Discontinued Operations

On August 28, 2015, Patterson Companies completed the sale of Patterson Medical to Madison Dearborn Partners for approximately $715 million. As a result of the sale, results of Patterson Medical are classified and reported as discontinued operations in all periods beginning with the fiscal 2016 first quarter.

Share Repurchases and Dividends

Fiscal year to date, Patterson repurchased approximately 3.9 million shares of its outstanding common stock, with a value of $175.8 million, leaving approximately 17 million shares for repurchase under the current authorization. The company also paid $22.2 million in cash dividends to shareholders in the second quarter and $45.4 million in the first half of fiscal 2016.

Year-to-Date Results1

Consolidated sales from continuing operations for the first six months of fiscal 2016 totaled $2.5 billion, representing a 32 percent year-over-year increase. Adjusted net income from continuing operations was $102.2 million, or $1.03 per diluted share, compared to adjusted net income from continuing operations of $84.0 million, or $0.84 per diluted share, in the year-ago period, as outlined in the Second Quarter and Six-Month Reconciliation table1. Fiscal 2016 also includes the impact of an extra week.

Business Outlook

Anderson concluded, “We are confident in the opportunities before us and our ability to capitalize on them. The Animal Health integration is on track and we remain focused on our customers’ success. In Dental, we have substantial momentum in our technology sales, stability in consumables and new, expanded opportunities from a broader equipment portfolio. We continue to create value for shareholders as we invest in our business, pay dividends and repurchase shares. We reaffirm our fiscal 2016 adjusted earnings guidance range on a continuing operations basis of $2.40 to $2.50 per diluted share.”

The fiscal 2016 annual financial outlook and adjusted earnings guidance:

•	Assumes stable North American and international markets – conditions similar to fiscal 2015

•	Includes the impact of an extra week in fiscal 2016 compared to the previous year

•	Excludes the impact of additional share repurchases for the remainder of the fiscal year

•	Excludes transaction-related costs, integration expense, deal amortization, accelerated debt issuance costs, non-recurring IT initiative training costs and tax costs related to cash repatriation (See Second Quarter and Six-Month Reconciliation table below)

•	Excludes the discontinued operations for Medical

1 Second Quarter and Six-Month Reconciliation

The following non-GAAP table is provided to adjust reported net income and earnings per share for the impact of tax affected one-time costs, current and prior deal-amortization costs and tax costs related to cash repatriation. Management believes that the adjusted net income and EPS amounts may provide a helpful representation of the company’s current quarter performance.

(Dollars in thousands, except EPS)
	Three Months Ended		Six Months Ended
	October 31, 2015	October 25, 2014	October 31, 2015	October 25, 2014
Net Income from Continuing Operations - Reported	$42,563	$41,865	$62,874	$80,190
Transaction-Related Costs	677	—	9,979	—
Deal Amortization	6,974	1,917	11,586	3,837
Integration Expense	1,328	—	2,054	—
Accelerated Debt Issuance Costs	3,205	—	3,205	—
Non-Recurring IT Training Costs	30	—	175	—
Tax Impact of Repatriation of Cash	500	—	12,300	—

Net Income from Continuing Operations - Adjusted	$55,277	$43,782	$102,173	$84,027

Diluted Earnings Per Share from Continuing Operations - Reported	$0.43	$0.42	$0.63	$0.80
Transaction-Related Costs	0.01	—	0.10	—
Deal Amortization	0.07	0.02	0.12	0.04
Integration Expense	0.01	—	0.02	—
Accelerated Debt Issuance Costs	0.03	—	0.03	—
Non-Recurring IT Training Costs	—	—	—	—
Tax Impact of Repatriation of Cash	0.01	—	0.12	—

Diluted Earnings Per Share from Continuing Operations - Adjusted*	$0.56	$0.44	$1.03	$0.84

*	Fiscal 2016 year-to-date EPS does not foot due to rounding

Second Quarter Conference Call and Replay

Patterson’s second quarter earnings conference call will start at 10 a.m. Eastern today. Investors can listen to a live webcast of the conference call at www.pattersoncompanies.com. The conference call will be archived on Patterson’s website. A replay of the second quarter conference call can be heard for one week at 888-203-1112 and by providing the Conference ID 404442, when prompted.

About Patterson Companies, Inc.

Patterson Companies, Inc. is a value-added distributor serving the dental and animal health markets.

Dental Market

Patterson Dental provides a virtually complete range of consumable dental products, equipment and software, turnkey digital solutions and value-added services to dentists and dental laboratories throughout North America.

Animal Health Market

Patterson Animal Health, formerly Patterson Veterinary, is a leading, full-line distributor in North America and the U.K. of animal health products, services and technologies to both the production-animal and companion-pet markets.

This press release contains certain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond Patterson’s ability to control. Forward-looking statements generally can be identified by words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of Patterson or the price of Patterson stock. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to the other risks and important factors contained and identified in Patterson’s filings with the Securities and Exchange Commission, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, any of which could cause actual results to differ materially from the forward-looking statements. Any forward-looking statement in this press release speaks only as of the date on which it is made. Except to the extent required under the federal securities laws, Patterson does not intend to update or revise the forward-looking statements.

For additional information contact:

Ann B. Gugino

Executive Vice President & CFO

651-686-1600

John Wright

Vice President, Investor Relations

651-686-1364

Source: Patterson Companies, Inc.

# # #

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	October 31, 2015	October 25, 2014	October 31, 2015	October 25, 2014

Net sales	$1,389,210	$978,220	$2,532,080	$1,917,176

Gross profit	330,899	259,287	619,143	509,904

Operating expenses	247,436	187,147	473,503	371,768

Operating income from continuing operations	83,463	72,140	145,640	138,136

Other expense, net	(16,200)	(7,767)	(27,673)	(15,165)

Income from continuing operations before taxes	67,263	64,373	117,967	122,971

Income taxes	24,700	22,508	55,093	42,781

Net income from continuing operations	42,563	41,865	62,874	80,190
Net income from discontinued operations	(7,142)	11,913	2,250	23,877

Net income	$35,421	$53,778	$65,124	$104,067

Basic earnings per share:
Continuing operations	$0.43	$0.42	$0.64	$0.81
Discontinued operations	(0.07)	0.12	0.02	0.24

Net basic earnings per share	$0.36	$0.54	$0.66	$1.05

Diluted earnings per share:
Continuing operations	$0.43	$0.42	$0.63	$0.80
Discontinued operations	(0.07)	0.12	0.02	0.24

Net diluted earnings per share	$0.36	$0.54	$0.65	$1.04

Shares:
Basic	98,525	98,802	98,981	99,066
Diluted	99,185	99,376	99,674	99,779

Dividends declared per common share	$0.22	$0.20	$0.44	$0.40

Gross margin - reported	23.8%	26.5%	24.5%	26.6%

Operating expenses as a % of net sales - adjusted	16.8%	18.9%	17.3%	19.1%
Adjustments[1]	1.0	0.2	1.4	0.3

Operating expenses as a % of net sales - reported	17.8%	19.1%	18.7%	19.4%

Operating income as a % of net sales - adjusted	7.0%	7.7%	7.1%	7.5%
Adjustments[1]	(1.0)	(0.3)	(1.3)	(0.3)

Operating income as a % of net sales - reported	6.0%	7.4%	5.8%	7.2%

Effective tax rate - adjusted	35.9%	34.8%	35.2%	34.6%
Adjustments[1]	0.8	0.2	11.5	0.2

Effective tax rate - reported	36.7%	35.0%	46.7%	34.8%

[1]	Refer to the press release for the definition of adjustments to reported results

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	October 31, 2015	April 25, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and short-term investments	$95,451	$400,632
Receivables	734,461	586,263
Inventory	752,849	408,422
Prepaid expenses and other current assets	83,169	59,561
Current assets held for sale	—	118,347

Total current assets	1,665,930	1,573,225
Property and equipment, net	272,190	204,133
Goodwill and other intangible assets	1,354,674	424,949
Investments and other	159,044	109,605
Long-term assets held for sale	—	635,794

Total assets	$3,451,838	$2,947,706

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$492,469	$323,294
Other accrued liabilities	209,896	215,075
Current maturities of long-term debt	15,991	—
Borrowings on revolving credit	80,000	—
Current liabilities held for sale	—	39,316

Total current liabilities	798,356	577,685
Long-term debt	1,034,884	725,000
Other non-current liabilities	255,341	81,484
Long-term liabilities held for sale	—	49,414

Total liabilities	2,088,581	1,433,583
Stockholders’ equity	1,363,257	1,514,123

Total liabilities and stockholders’ equity	$3,451,838	$2,947,706

PATTERSON COMPANIES, INC.

SALES SUMMARY

(Dollars in thousands)

(Unaudited)

	October 31, 2015	October 25, 2014	Total Sales Growth	Foreign Exchange Impact	Animal Health International Impact	Internal Growth
Three Months Ended

Consolidated net sales
Consumable[1]	$1,087,489	$686,165	58.5%	(2.2)%	60.7%	—%
Equipment and software	207,809	204,409	1.7	(1.7)	0.3	3.1
Other[1]	93,912	87,646	7.1	(1.4)	(1.0)	9.5

Total	$1,389,210	$978,220	42.0%	(2.0)%	42.6%	1.4%

Dental
Consumable[1]	$332,436	$326,562	1.8%	(1.5)%	—%	3.3%
Equipment and software	196,767	195,962	0.4	(1.8)	—	2.2
Other[1]	72,119	70,112	2.9	(1.3)	—	4.2

Total	$601,322	$592,636	1.5%	(1.6)%	—%	3.1%

Animal Health
Consumable[1]	$755,053	$359,603	110.0%	(2.8)%	115.4%	(2.6)%
Equipment and software	11,042	8,447	30.7	(0.2)	—	30.9
Other[1]	8,358	8,424	(0.8)	(3.8)	(11.6)	14.6

Total	$774,453	$376,474	105.7%	(2.8)%	110.0%	(1.5)%

Corporate
Other[1]	$13,435	$9,110	47.5%	—%	—%	47.5%

Total	$13,435	$9,110	47.5%	—%	—%	47.5%

Six Months Ended

Consolidated net sales
Consumable[1]	$1,982,796	$1,381,804	43.5%	(2.4)%	42.7%	3.2%
Equipment and software	361,292	360,803	0.1	(1.6)	0.3	1.4
Other[1]	187,992	174,569	7.7	(1.4)	(0.1)	9.2

Total	$2,532,080	$1,917,176	32.1%	(2.2)%	30.8%	3.5%

Dental
Consumable[1]	$690,488	$651,852	5.9%	(1.5)%	—%	7.4%
Equipment and software	340,437	344,745	(1.2)	(1.7)	—	0.5
Other[1]	145,514	138,913	4.8	(1.2)	—	6.0

Total	$1,176,439	$1,135,510	3.6%	(1.5)%	—%	5.1%

Animal Health
Consumable[1]	$1,292,308	$729,952	77.0%	(3.3)%	80.3%	—%
Equipment and software	20,855	16,058	29.9	(0.2)	—	30.1
Other[1]	18,587	16,764	10.9	(4.4)	(3.0)	18.3

Total	$1,331,750	$762,774	74.6%	(3.2)%	76.8%	1.0%

Corporate
Other[1]	$23,891	$18,892	26.5%	—%	—%	26.5%

Total	$23,891	$18,892	26.5%	—%	—%	26.5%

[1]	Certain sales were reclassified from consumable to other in current and prior periods.

PATTERSON COMPANIES, INC.

SUPPLEMENTARY FINANCIAL DATA

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	October 31, 2015	October 25, 2014	October 31, 2015	October 25, 2014

Operating income (loss)
Dental	$74,094	$73,427	$141,346	$135,976
Animal Health	25,177	14,336	38,149	28,323
Corporate	(15,808)	(15,623)	(33,855)	(26,163)

	$83,463	$72,140	$145,640	$138,136

Other (expense) income, net
Interest income	$629	$749	$1,418	$1,999
Interest expense	(17,154)	(8,544)	(29,297)	(17,312)
Other	325	28	206	148

	$(16,200)	$(7,767)	$(27,673)	$(15,165)

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	October 31, 2015	October 25, 2014

Operating activities:
Net income	$65,124	$104,067
Net income from discontinued operations	2,250	23,877

Net income from continuing operations	62,874	80,190
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	38,400	21,014
Non-cash employee compensation	13,541	11,940
Change in assets and liabilities, net of acquired	(128,782)	(36,599)

Net cash (used in) provided by operating activities- continuing operations	(13,967)	76,545
Net cash (used in) provided by operating activities- discontinued operations	(38,985)	21,850

Net cash (used in) provided by operating activities	(52,952)	98,395

Investing activities:
Additions to property and equipment, net of disposals	(40,978)	(29,190)
Acquisitions and equity investments	(1,105,229)	—
Proceeds from sale	48,744	40,775
Purchase of investments	—	(543)

Net cash (used in) provided by investing activities- continuing operations	(1,097,463)	11,042
Net cash provided by investing activities- discontinued operations	715,430	4,598

Net cash (used in) provided by investing activities	(382,033)	15,640

Financing activities:
Dividends paid	(45,356)	(40,174)
Share repurchases	(160,579)	(47,539)
Proceeds from issuance of long-term debt, net	988,400	—
Draw on revolver	80,000	—
Retirement of long-term debt	(674,125)	—
Other financing activities	2,894	844

Net cash provided by (used in) financing activities	191,234	(86,869)

Effect of exchange rate changes on cash	(8,058)	(7,202)

Net change in cash and cash equivalents	$(251,809)	$19,964